                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                             STATE OF
                                                     INCORPORATION/FORMATION
                                                  ------------------------------
The Boyds Collection Ltd., L.P.                                Delaware
Boyds Operations, Inc.                                         Delaware
H.C. Accents                                                   Illinois